Exhibit 10.30

September 3, 2025

Term Sheet for Interim Chief Executive Officer

Interim Role Details

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Candidate: Than Powell
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Position: Interim Chief Executive Officer
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Reporting To: The Board of Directors
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Effective Date: September 4, 2025
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Duration: During the national CEO search which is anticipated to take approximately 6 months (and in no event to exceed 12 months).

Compensation, Equity and Benefits

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Interim Base Salary: $500,000 annually, payable bi-weekly.
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Interim Target Bonus Eligibility: 60% Eligible for prorated target bonus of base salary, subject to performance and Board approval. With respect to the Target Bonus, eighty percent (80%) of the Target Bonus amount will be based on the achievement of the performance goals presented by the CEO and approved by the Compensation Committee and/or Board for the applicable fiscal year, which may include both corporate goals and individual criteria; twenty percent (20%) of the Target Bonus amount will be at the discretion of the Board or the Compensation Committee.
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Interim Equity Grant: You will receive a one-time grant on or about September 4, 2025, of 50,000 RSUs and 20,000 stock options. This Equity Award will have time-based vesting, and will vest 100% on the first anniversary of the date of grant
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No changes to benefits, remain eligible to participate in standard company benefit programs (medical, dental, vision, 401(k), etc.) on same basis as other c-suite executives.

Other Terms

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D&O Coverage: Covered under the Company’s D&O insurance.
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Indemnification: Entitled to standard indemnification protections provided to officers.
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Board Presence: As the interim CEO, you will have full access to the Board of Directors, including regular interactions and presence at the board meetings (excluding closed sessions), partnering with the Executive Chairman on board meeting agenda and content.

Termination

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No changes to your at-will employment, terminable be either party.
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Upon termination by the Company without Cause or by you for Good Reason:
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You will receive your accrued salary, benefits, and reimbursable expenses.
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Severance pursuant to agreement changed to three (3) months Base Salary for every year you worked full time for Longeveron and prorated for partial years (with a minimum of 3 months).
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Three (3) months of COBRA pay for your current enrollment of medical, dental and vision plans.

Any remaining details will be worked out and agreed upon between the parties.

Signatures:

Longeveron Inc.	Employee
Josh Hare, Executive Chairman	Than Powell